Exhibit 99.1

VYNE Therapeutics Announces ZILXI™ (minocycline) topical foam, 1.5%
Available in Pharmacies Nationwide on October 1st

ZILXI is the First FDA Approved Minocycline Product for the Treatment of Inflammatory
Lesions of Rosacea in Adults

ZILXI Offers Efficacy with Low Systemic Absorption

BRIDGEWATER, N.J., Oct. 1, 2020 — VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today announced that its novel ZILXI™ (minocycline) topical foam, 1.5% will be available on October 1, 2020 by prescription for the treatment of inflammatory lesions of rosacea in adults. Approved by the U.S. Food and Drug Administration (FDA) in May 2020, ZILXI is the first minocycline product of any form to be approved by the FDA for use in rosacea, a diverse skin condition that most commonly presents with symptoms such as deep facial redness, spider veins (telangiectasia) and acne-like inflammatory lesions (papules and pustules). This new once-daily therapy will be available in retail, community and specialty pharmacies nationwide.

“Patients and physicians have been seeking new treatment options for rosacea, a condition that can be difficult to treat, leaving many patients dissatisfied and, in some cases, switching treatments multiple times or discontinuing altogether,” said David Domzalski, Chief Executive Officer of VYNE. “By combining a unique topical delivery system for minocycline with strong efficacy and tolerability, ZILXI is positioned to address a very challenging skin condition in a way that could change treatment considerations for rosacea.”

The Company also announced that the annual list price of ZILXI will be $485 per 30-gram canister, in parity with the wholesale price of AMZEEQ® (minocycline) topical foam, 4%, the Company’s topical minocycline indicated for the treatment of inflammatory lesions of non-nodular moderate to severe acne vulgaris in adults and pediatric patients 9 years of age and older. The Company is working to align contracts with commercial insurers, expanding efforts previously undertaken for AMZEEQ, to offer the broadest possible access to ZILXI for patients and healthcare professionals.

VYNE has also developed a multi-channel tactical marketing plan to reach customers, including deployment of the existing sales force to targeted rosacea-treating providers.

Minocycline is one of several broad-spectrum antibiotics known as tetracyclines with anti-inflammatory properties; their use in some patients is limited due to systemic side effects when taken orally. In ZILXI, VYNE has once more leveraged its proprietary Molecule Stabilizing Technology (MST™) platform to effectively deliver minocycline in a foam-based vehicle that contains naturally moisturizing ingredients, such as coconut and soybean oil, and is free of surfactants and drying agents.

ZILXI and AMZEEQ Important Safety Information

Indications

ZILXITM (minocycline) topical foam, 1.5% is for the treatment of adults with pimples and bumps caused by a condition called rosacea. It is not known if ZILXI is safe and effective in children.

AMZEEQ® (minocycline) topical foam, 4% is for the treatment of pimples and red bumps (non-nodular inflammatory lesions) that happen with moderate to severe acne in patients 9 years age and older. It is not known if AMZEEQ is safe and effective in children under 9 years of age or older.

ZILXI and AMZEEQ are both topical forms of the antibiotic minocycline and are available by prescription only. ZILXI and AMZEEQ are for use on skin only (topical use). ZILXI and AMZEEQ are not for use in the mouth, eyes or vagina.

ZILXI and AMZEEQ should not be used for the treatment of infections.

Important Safety Information

•	ZILXI or AMZEEQ should not be used in people who are allergic to ZILXI, AMZEEQ, or any tetracycline medicine. Use of ZILXI or AMZEEQ should be stopped right away if a rash or other allergic symptom occurs.

•	ZILXI or AMZEEQ should not be used in women who are pregnant, may become pregnant or are nursing. If a woman becomes pregnant while using ZILXI or AMZEEQ, she should talk to her doctor. Tetracycline medicine when taken by mouth during pregnancy, infancy and/or childhood up to the age of 8 years may permanently discolor teeth (yellow-gray-brown) and may slow the growth of bones.

•	ZILXI and AMZEEQ are flammable and fire, flame, and smoking must be avoided when applying and right after applying ZILXI or AMZEEQ.

•	People should protect their skin from the sun while using ZILXI or AMZEEQ and avoid sunlight or artificial sunlight such as sunlamps or tanning beds. Use of ZILXI or AMZEEQ should be stopped if skin is sunburned.

•	When taken by mouth, minocycline may cause feelings of lightheadedness, dizziness or spinning. People should not drive or operate dangerous machinery if they have these symptoms.

ZILXI and AMZEEQ are both topical foams that contain minocycline, a tetracycline medicine. They are not taken by mouth. However, tetracyclines, when taken by mouth (capsules or tablets), may cause serious side effects, including: diarrhea, including watery or bloody stools; loss of appetite; tiredness; yellowing of the skin or eyes; bleeding more easily than normal; confusion; sleepiness; vision changes, including blurred vision, double vision, or permanent vision loss; unusual headaches; fever; rash; joint pain; body weakness; discoloration or darkening of the skin, scars, teeth, or gums. People should call their doctor right away if these side effects occur.

The most common side effect of ZILXI is diarrhea. The most common side effect of AMZEEQ is headache.

These are not all of the possible side effects for ZILXI or AMZEEQ. People should contact their doctor for medical advice about side effects and be sure to tell their doctor about all of their medical conditions and medicines they take before using ZILXI or AMZEEQ.

People are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Please see full Prescribing Information for ZILXI and AMZEEQ.

About Rosacea

Rosacea is a diverse skin condition that most commonly presents with symptoms such as deep facial redness, spider veins (telangiectasia) and acne-like inflammatory lesions (papules and pustules). It can create psychosocial burdens, such as embarrassment, anxiety and low self-esteem that can adversely affect quality of life1. Rosacea is most frequently seen in adults between 30 and 50 years of age. It affects more than 16 million people in the United States; up to 28% of these sufferers have rosacea with inflammatory lesions2.

About VYNE Therapeutics Inc.

VYNE Therapeutics’ mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies in dermatology and beyond.

With expertise in topical medicine innovation as a springboard, VYNE is working to develop and commercialize a variety of solutions using its proprietary Molecule Stabilizing Technology (MST™), and has received FDA approval for AMZEEQ® (minocycline) topical foam, 4%, the world’s first topical minocycline, and for ZILXI™ (minocycline) topical foam, 1.5%, the first minocycline product of any kind to be approved by the FDA for use in rosacea.  For more information about our approved products, please see AMZEEQ’s Full Prescribing Information at amzeeq.com and ZILXI’s Full Prescribing Information at zilxi.com.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www. vynetherapeutics.com or follow VYNE on Twitter. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Media Relations:
Bridgette Potratz
Zeno Group
312-358-2950
bridgette.potratz@zenogroup.com

Investor Relations:
Joyce Allaire
LifeSci Advisors, LLC
646-889-1200
jallaire@lifesciadvisors.com

Andrew Saik
Chief Financial Officer
VYNE Therapeutics
908-731-6180
Andrew.Saik@vynetx.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development and commercialization of VYNE’s products and product candidates and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic and its impact on our business operations; adverse events associated with the commercialization of AMZEEQ and ZILXI; the outcome and cost of clinical trials for current and future product candidates; determination by the FDA that results from VYNE’s clinical trials are not sufficient to support registration or marketing approval of product candidates; the outcome of pricing, coverage and reimbursement negotiations with third party payors for AMZEEQ, ZILXI or any other products or product candidates that VYNE may commercialize in the future; whether, and to what extent, third party payors impose additional requirements before approving AMZEEQ and ZILXI prescription reimbursement; the eligible patient base and commercial potential of AMZEEQ, ZILXI or any of VYNE’s other products or product candidates; risks that VYNE’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; additional competition in the acne and dermatology markets; risks related to our indebtedness; inability to raise additional capital on favorable terms or at all; VYNE’s ability to recruit and retain key employees; and VYNE’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

1.	Aksoy, B., Altaykan-Hapa, A., Egemen, D., Karagöz, F. and Atakan, N. (2010), The impact of rosacea on quality of life: effects of demographic and clinical characteristics and various treatment modalities. British Journal of Dermatology, 163: 719-725.

2.	Gether et al. Incidence and prevalence of rosacea: a systematic review and meta-analysis. British Journal of Dermatology 25 Feb 2018.179: 282-289.

© 2020 VYNE Therapeutics Inc. All rights reserved.

COM-ZIL-US-200042 9/2020